EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated September 1, 2005, accompanying the financial statements included in the Annual Report of Core-Mark International, Inc. on Form 10-K for the year ended December 31, 2006. We hereby consent to the incorporation by reference of said report in the Registration Statement on Form S-8 (No. 333-130065).

/s/ Burr, Pilger & Mayer LLP

San Francisco, California

March 15, 2007